Exhibit 10.21

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 31, 2006, is entered into by and between Aksys, Ltd., a Delaware corporation, with headquarters located at Two Marriott Drive, Lincolnshire, Illinois 60069 (the “Company”), and Durus Life Sciences Master Fund Ltd., a Cayman Islands company (“Durus” or the “Investor,” and, collectively with other investors listed on the Schedule of Investors attached hereto as Exhibit A, as amended (the “Schedule of Investors”), the “Investors”).

RECITALS

A.            The Company desires to issue a series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock (the “Preferred Shares”), the terms of which are set forth in the certificate of designation for such series of preferred stock in the form attached hereto as Exhibit B (the “Certificate of Designation”). The Preferred Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to the terms of the Certificate of Designation (such shares of Common Stock into which the Preferred Shares may be converted hereinafter referred to as the “Conversion Shares”) and otherwise in accordance with the terms of the Certificate of Designation.

B.            The Company also desires to issue warrants (the “Warrants”) pursuant to a Warrant Agreement, substantially in the form attached hereto as Exhibit C (the “Warrant Agreement”), by and between the Company and the Warrant Agent (as defined in the Warrant Agreement), which Warrants may be exercised for a period of five (5) years from their original date of issue to acquire shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $1.10 per share and otherwise in accordance with the terms of the Warrant Agreement. The Warrants and the Preferred Shares will be issued in detachable Units (“Units”), each Unit consisting of (i) one (1) Preferred Share (which initially may be converted into 1000 Conversion Shares pursuant to the terms of the Certificate of Designation) and (ii) Warrants to purchase 1000 Warrant Shares at an initial exercise price of $1.10 per share.

C.            The Investor wishes to purchase, and the Company wishes to sell to the Investor, upon the terms and conditions set forth in this Agreement, Units consisting of (i) that aggregate number of Preferred Shares set forth opposite the Investor’s name on the Schedule of Investors and (ii) Warrants to purchase that number of Warrant Shares equal to the number of Conversion Shares underlying the Preferred Shares being purchased and set forth opposite the Investor’s name on the Schedule of Investors.

D.            In connection with this Agreement, the Company and the Investor are entering into a number of other agreements including: (i) a bridge loan agreement and a loan agreement, substantially in the forms attached hereto as Exhibits D and E, respectively (the “Bridge Loan” and the “Loan Agreement”, respectively, and hereinafter sometimes referred to collectively as the “Loan Agreements”), pursuant to which the Company will be issuing certain notes (the “New Notes”) evidencing amounts owed by the Company under the Loan Agreements, and which Loan Agreements and the obligations thereunder will be secured and guaranteed as contemplated therein; and (ii) an Investor Rights Agreement, substantially in the form attached hereto as Exhibit F (the “Investor Rights Agreement”).

E.             The Company has outstanding certain subordinated notes (the “Outstanding Notes”) issued pursuant to that certain Note Purchase Agreement, dated as of February 23, 2004, by and among the Company, Durus and Artal Long Biotech Portfolio LLC (“Artal”) and is willing to accept the surrender of a portion of the Outstanding Notes in exchange for the Preferred Shares and the Warrants.

F.             The Units, the Preferred Shares, the Warrants, the New Notes, the Conversion Shares and the Warrant Shares are sometimes hereinafter referred to collectively as the “Securities”.

In consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.               PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS

1.1.                                                      Purchase and Sale of Preferred Shares and Warrants.

1.1.1.            On or prior to the Initial Closing, as hereinafter defined, the Company shall adopt and file the Certificate of Designation with the Secretary of State of the State of Delaware and authorize, execute and deliver the Warrant Agreement.

1.1.2.            On or prior to the Initial Closing, the Company shall have authorized (i) the sale and issuance of the Preferred Shares; (ii) the issuance of the Conversion Shares; (iii) the sale and issuance of the Warrants; and (iv) the issuance of the Warrant Shares.

1.1.3.            The Preferred Shares shall be issued, and purchased by the Investors, from time to time in accordance with the terms of this Agreement in sub series, with the Preferred Shares issued at the Initial Closing, as hereinafter defined, being designated as the “Series B-1 Preferred Shares” and the Preferred Shares issued at the first Subsequent Closing, as hereinafter defined, being designated as the “Series B-2 Preferred Shares” and so on for each Subsequent Closing as contemplated in Section 1.3. As provided in and subject to the Certificate of Designation, all Preferred Shares across all sub series shall have the same rights, preferences, privileges and restrictions, except as to voting rights as described in the Certificate of Designation. As used herein, the term “Preferred Share” and “Preferred Shares” refers to a Preferred Share of any sub series and all Preferred Shares across all sub series, respectively

1.1.4.            Subject to the terms and conditions of this Agreement, at the Initial Closing, the Company shall issue to the Investor Units consisting of (i) the number of Series B-1 Preferred Shares as is set forth opposite the Investor’s name on the Schedule of Investors and (ii) Warrants to acquire that number of Warrant Shares equal to the number of Conversion Shares underlying such Preferred Shares and set forth opposite the Investor’s name on the Schedule of Investors.

1.1.5.            The Investors shall have the option, as contemplated in Section 1.3 and subject to the terms and conditions of this Agreement, to purchase at one or more Subsequent Closings, as hereinafter defined, and the Company agrees to sell and issue to the Investors upon the exercise of such option, Units consisting of (i) the number of Preferred Shares as is set forth opposite each Investor’s name on the Notice of Additional Investment as provided in Section 1.3 and (ii) Warrants to acquire that number of Warrant Shares equal to the number of Conversion Shares underlying the Preferred Shares being purchased and set forth opposite the Investor’s name on the Notice of Additional Investment. At each Subsequent Closing, the Company shall issue and the Investors shall purchase Preferred Shares in consecutive sub series as described in Section 1.1.3

1.2.                         Issuance of Securities. In consideration of the payment of the purchase price in the amount and manner contemplated in Section 1.5, the Company shall deliver to an Investor the Preferred Shares and the Warrants being purchased, each duly executed on behalf of the Company and registered in the name of the Investor or its designees.

1.3.                         Additional Investment.

1.3.1.            Following the Initial Closing, the Investor shall have the option, in its sole discretion, to purchase from the Company, Units at a purchase price of $1,000 per Unit, each Unit consisting of additional Preferred Shares and Warrants, for an aggregate purchase price of up to $15,000,000. The Investor may from time to time, in its sole discretion, assign this right, in whole or in part, to one or more additional investors to be designated by the Investor. Any such designated investor shall execute and deliver a counterpart signature page to this Agreement and each of the other Transaction Documents applicable to a purchaser of Units of Preferred Shares and Warrants under this Agreement and thereby, without any further action by the Company or any Investor, become a party to and be deemed to be an Investor under this Agreement, the Investor Rights Agreement and each of the other Transaction Documents applicable to a purchaser of Units of Preferred Shares and Warrants under this Agreement, and all schedules and exhibits hereto and thereto shall automatically be updated to reflect such Investor as a party hereto and thereto.

1.3.2.            The Investors may exercise the option to make an additional investment by duly executing and delivering to the Company a notice of additional investment in the form attached hereto as Exhibit G (the “Notice of Additional Investment”) setting forth: (i) the names of the Investors; (ii) a declaration by the Investors desiring to exercise the option to purchase additional Units of Preferred Shares and Warrants as contemplated in this Section 1.3; (iii) the number of Units of Preferred Shares and Warrants that each Investor desires to purchase at the Subsequent Closing; and (iv) the Subsequent Closing Date. This option to purchase additional Units of Preferred Shares and Warrants shall expire on the one (1) year anniversary of the date that the Company receives shareholder approval for the issuance of the Conversion Shares and the Warrant Shares as contemplated in Section 4.13, and thereafter shall be of no force and effect.

1.4.                         Closings.

1.4.1.            The initial closing of the sale and purchase of Units of Series B-1 Preferred Shares and Warrants under this Agreement (the “Initial Closing”) shall take place at 10:00 a.m., San Francisco time, on the fifth Business Day after the satisfaction or waiver of the conditions to the Initial Closing set forth in Sections 5 and 6.1, or on such other date or time as shall be mutually agreed to by the Company and the Investor (the “Initial Closing Date”). The Initial Closing shall occur at the offices of Morrison & Foerster, 425 Market Street, San Francisco, CA 94105.

1.4.2.            Following the Initial Closing, there may occur one or more subsequent closings (each a “Subsequent Closing”) in connection with additional purchases of Units of Preferred Shares and Warrants as contemplated in Section 1.3. A Subsequent Closing shall take place at the offices of Morrison & Foerster at such time and on such date as shall be set forth in the Notice of Additional Investment or such other time and date as may be mutually agreed to by the Company and the participating Investors (each a “Subsequent Closing Date”). The Initial Closing and a Subsequent Closing are sometimes hereinafter referred to without distinction as a “Closing”.

1.5.                         Purchase Price; Manner of Payment.

1.5.1.            At the Initial Closing, the Investor shall exchange five million dollars ($5,000,000) in principal amount of Outstanding Notes for five thousand (5,000) Units, each Unit consisting of (i) one (1) Series B-1 Preferred Share (which initially may be converted into 1000 Conversion Shares pursuant to the terms of the Certificate of Designation) and (ii) Warrants with a term of five (5) years from the date of issuance to purchase 1000 Warrant Shares at an initial exercise price of $1.10 per share.

1.5.2.            At one or more Subsequent Closings, Investors shall have the option to purchase up to an aggregate of fifteen thousand (15,000) additional Units at a price of one thousand dollars ($1,000) per Unit, which purchase price shall be paid via wire transfer of immediately available funds in accordance with wire instructions provided by the Company. The number of Units to be purchased by each Investor at a Subsequent Closing shall be as set forth opposite the Investor’s name on the Notice of Additional Investment.

2.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Investor that:

2.1.                                        Organization and Qualification. The Company and its Subsidiaries are duly organized, validly existing and in good standing under the laws of the jurisdictions in which they are formed and have the requisite power and authority to own their properties and to carry on their businesses as now being conducted. The Company and its Subsidiaries are duly qualified as foreign entities to do business and are in good standing in every jurisdiction in which the ownership of property or the nature of their businesses conducted by them makes such qualification necessary and where the failure to qualify would reasonably be expected to have a Material Adverse Effect. “Subsidiary” means any corporation, association, partnership, limited liability company, joint venture or other entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof. “Material Adverse Effect” means any event, matter, condition or circumstance (including any such event, matter, condition or circumstance which would occur upon notice or lapse of time or both) which (i) has or would reasonably be expected to have a material adverse effect on (A) the business, prospects, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the intellectual property of the Company and its Subsidiaries, taken as a whole, (C) the transactions contemplated in this Agreement or the other Transaction Documents, as hereinafter defined, or by the agreements and instruments to be entered into in connection herewith or therewith, or (D) the authority or ability of the Company to perform its obligations under this Agreement or the other Transaction Documents, or (ii) materially adversely affects the legality, validity, binding effect or enforceability of any of this Agreement or the other Transaction Documents, the rights and remedies of the Investors hereunder and thereunder, or the validity, perfection or priority of any lien granted to the Investors under any of the Transaction Documents.

2.2.                                        Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Securities, the Certificate of Designation, the Warrants, the New Notes, the Loan Agreements, the other Loan Documents (as defined in each of the Bridge Loan and the Loan Agreement), the Investor Rights Agreement and each of the other agreements and documents entered into by the parties hereto in connection with the transactions contemplated by this Agreement (this Agreement, the Securities, the Certificate of Designation, the Warrants, the New Notes, the Loan Agreements, the other Loan Documents, the Investor Rights Agreement and such other agreements and documents being hereinafter referred to collectively as the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. Except as set forth on Schedule 2.2, the execution and delivery of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the reservation for issuance and the issuance of the Conversion Shares, the issuance of the Warrants, the reservation for issuance and issuance of the Warrant Shares and the issuance of the New Notes have been duly authorized by the Company’s board of directors and no further consent or authorization is required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents have been, or when delivered hereunder and thereunder will have been, duly executed and delivered by the Company and constitute, or when so delivered will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

2.3.                                        Issuance of Securities. The issuance of the Securities is duly authorized, and the Securities, upon issuance, shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, and, subject to the filing of the Certificate of Designation, the Preferred Shares shall be entitled to the rights and preferences set forth in the Certificate of Designation. As of the Initial Closing, the Company shall have reserved from its duly authorized capital stock for the purpose of issuance not less than the sum of (i) 120% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (assuming for purposes hereof, that the Preferred Shares are convertible at the initial conversion price and without taking into account any limitations on the conversion of the Preferred Shares that may be set forth in the Certificate of Designation) issued at the Initial Closing and (ii) 120% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants) issuable at the Initial Closing. Upon issuance or conversion in accordance with the Certificate of Designation or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the representations and warranties of the Investors in this Agreement, the offer and issuance by the Company of the Securities are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

2.4.                                        No Conflicts. Except as set forth on Schedule 2.4, subject to the filing of the Certificate of Designation, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) conflict with or result in a violation of the Company’s Certificate of Incorporation, any capital stock of the Company, the Company’s Bylaws or the Certificate of Designation or (ii) violate, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or other instrument to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in a violation of any law, rule, regulation, order, judgment or decree or the like (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iv) except as contemplated by the Transaction Documents, result in, or require, the creation, or imposition of any lien upon or with respect to any of the properties or assets of the Company or any of its Subsidiaries.

2.5.                                        Consents. Except as set forth on Schedule 2.5, the Company is not required to obtain any approval, consent, license, exemption, authorization or order of, or make any filing or registration with, any court, governmental agency or authority or any regulatory or self-regulatory agency or any other Person in connection with the execution, delivery or performance of its obligations under or contemplated by this Agreement and the other Transaction Documents. Except as set forth on Schedule 2.5, all approvals, consents, licenses, exemptions, authorizations, orders, filings and registrations which the Company is required to make or obtain pursuant to the preceding sentence will be made, obtained or effected on or prior to the Initial Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from making, obtaining or effecting any of the registrations, applications or filings pursuant to the preceding sentence. Except as set forth on Schedule 2.5, the Company is not in violation of the requirements of the NASDAQ Capital Market and has no knowledge of any facts which would reasonably be expected to lead to delisting or suspension of the Common Stock in the foreseeable future.

2.6.                                        No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Investors) relating to or arising out of the transactions contemplated hereby or by the other Transaction Documents. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. “Affiliate” means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person. For purposes of the foregoing, “control,” “controlled by” and “under common control with” with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote ten percent (10%) or more of the securities having ordinary voting power of the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

2.7.                                        No Integrated Offering. Except as set forth on Schedule 2.7, none of the Company, its Subsidiaries, any of their Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

2.8.                                        Application of Takeover Protections; Termination of Rights Agreement and Standstill Restrictions.

2.8.1.  The Company and its board of directors have taken any and all actions necessary in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its incorporation which is or could become applicable to the Investors as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

2.8.2.  The Company and its board of directors have taken any and all actions necessary in order to render the Rights Agreement, as hereinafter defined, inapplicable to the Investors as a result of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Investors’ ownership of the Securities, and in furtherance of the foregoing, the Company and its board of directors have duly authorized, executed and delivered an amendment to its Rights Agreement, dated as of October 28, 1996 and amended as of February 23, 2004 (the “Rights Agreement”), between the Company and Computershare Investor Services Inc. (formerly EquiServe Trust Company, N.A.), as successor Rights Agent to First Chicago Trust Company of New York, substantially in the form attached hereto as Exhibit H, effective immediately prior to the execution and delivery of this Agreement. In furtherance of the foregoing, the Company and its board of directors have also taken any and all actions necessary under the Rights Agreement to redeem all outstanding Rights under the Rights Agreement so as terminate the right of the holders thereof to exercise such Rights, with their only remaining right being the right to receive the Redemption Price, as provided in the Rights Agreement, and to render the Rights Agreement of no further force and effect, to be effective immediately prior to the execution and delivery of this Agreement. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor, and as to the incumbency, authority and signature(s) of the officer(s) of the Company authorized to execute and deliver the amendment to the Rights Agreement.

2.8.3.  The Company has duly authorized, executed and delivered an amendment to the Settlement Agreement and Mutual Release, dated as of February 23, 2004, among the Company, Durus, Artal and other parties thereto, substantially in the form attached hereto as Exhibit I and dated as of the date hereof, pursuant to which amendment the Company has terminated and rendered inapplicable as of the date hereof all standstill, control and other restrictions on Durus and Artal that may be implicated by the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investors a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investors, and as to the incumbency, authority and signature(s) of the officer(s) of the Company authorized to execute and deliver the amendment to the Settlement Agreement and Mutual Release.

2.9.                                        SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Investors or their representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company’s budget for fiscal year 2006 attached hereto as Exhibit J (the “Budget”) is a true and correct copy of the most recent operating budget for the Company and its Subsidiaries approved by the Company’s board of directors. All financial projections and forecasts delivered to the Investors, including the Budget, represent the Company’s best estimates and assumptions as to future performance, which the Company believes to be fair and reasonable in light of current and reasonably foreseeable business conditions. No information provided by or on behalf of the Company to the Investors contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in light of the circumstance under which they are or were made.

2.10.                                  Absence of Certain Changes. Except as set forth on Schedule 2.10, since the Company’s most recently filed audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries. Except as set forth on Schedule 2.10, since the Company’s most recently filed audited financials statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or made any distributions on its outstanding capital stock (except dividends paid directly to the Company by its Subsidiaries), (ii) issued any shares of capital stock; (iii) sold any assets outside of the ordinary course of business; (iv) had capital expenditures, individually or in the aggregate, in excess of $50,000; (v) incurred any Indebtedness individually or in the aggregate in excess of $25,000; (vi) conducted its business and operations other than in the ordinary course of business and consistent with past practices or (vii) increased the compensation of any existing employee, officer, director or consultant, or paid or awarded any bonus, incentive compensation, service award or other like benefit to any employee, officer, director or consultant, or made any severance or termination payments, or entered into or amended any severance agreement or the like with, any employee, officer or director, or entered into any new employment, consulting, retention, incentive compensation, non-competition, retirement, parachute or indemnification agreement with any officer, director, employee or agent, or modify any such existing agreement. Except as set forth on Schedule 2.10, neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend, or may have a reasonable basis upon which, to initiate involuntary bankruptcy proceedings. Except as set forth on Schedule 2.10, the Company and its Subsidiaries, individually and on a consolidated basis, after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents to occur at the Initial Closing, will not be, Insolvent (as hereinafter defined). For purposes hereof, “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 2.16), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

2.11.                                  Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Certificate of Incorporation, the Certificate of Designation, any other certificate of designation, the preferences or rights of any other outstanding series of preferred stock of the Company, the Bylaws or any Subsidiaries’ organizational charter or articles of incorporation or bylaws (or equivalent organizational documents). Except as set forth on Schedule 2.11, neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries or by which it or its properties may be bound, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing. Without limiting the generality of the foregoing, except as set forth on Schedule 2.11, the Company is not in violation of any of the rules, regulations or requirements of the NASDAQ Capital Market and has no knowledge of any facts or circumstances that would reasonably be expected to lead to delisting or suspension of the Common Stock by the NASDAQ Capital Market in the foreseeable future. Except as set forth on Schedule 2.11, during the two years prior to the date hereof, (i) the Common Stock has been designated for quotation on the NASDAQ National Market or the NASDAQ Capital Market, (ii) trading in the Common Stock has not been suspended by the SEC, the NASDAQ National Market or the NASDAQ Capital Market and (iii) the Company has received no communication, written or oral, from the SEC, the NASDAQ National Market or the NASDAQ Capital Market regarding the suspension or delisting of the Common Stock. Except as set forth on Schedule 2.11, the Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.12.                                  Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its, his or her actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee using corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.13.                                  Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder.

2.14.                                  Transactions with Affiliates. Except as set forth on Schedule 2.14, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or Subsidiaries or any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

2.15.                                  Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share, of which as of the date hereof, 32,177,574 shares of Common Stock are issued and outstanding, 4,442,286 shares of Common Stock are reserved for issuance pursuant to securities (other than the Preferred Shares and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and no shares of preferred stock (other than the Preferred Shares) are issued and outstanding or reserved for issuance. All of such outstanding or reserved shares have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as set forth on Schedule 2.15, (i) none of the Company’s share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company and (ii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. Except as set forth on Schedule 2.15, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (iii) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plans or agreements; and (v) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents and not disclosed in the SEC Documents. The Company has furnished to the Investors true, correct and complete copies of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), and the Company’s Bylaws (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

The name, capital structure and ownership of each Subsidiary of the Company on the date of this Agreement are as set forth in Schedule 2.15. All of the outstanding capital stock of, or other interest in, each such Subsidiary has been validly issued, and is fully paid and nonassessable. Except for the Subsidiaries set forth on Schedule 2.15, on the date of this Agreement, the Company has no equity interest in any Person.

2.16.                                  Indebtedness and Other Contracts. Schedule 2.16 contains a complete and accurate list of all contracts, agreements, indentures, licenses or instruments material to the conduct of the Company’s business as currently conducted or as presently contemplated to be conducted or involving a monetary amount in excess of $25,000. Except as set forth on Schedule 2.16, neither the Company nor any of its Subsidiaries (i) has outstanding any debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (ii) is a party to any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iii) is a party to any contract, agreement, indenture, license or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement, indenture, license or instrument could reasonably be expected to result in a Material Adverse Effect; (iv) is in default (and no event has occurred which with notice or lapse of time or both could place the Company in default) under any contract, agreement, indenture, license or other instrument (including any such contract, agreement, indenture, license or other instrument relating to Indebtedness) to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected; (v) is a party to any contract, agreement, indenture, license or instrument, the performance of which has or may reasonably be expected to have a Material Adverse Effect or (vi) has any other material liabilities, fixed or contingent, that are not reflected in the financial statements referred to in Section 2.9 or in the notes thereto. For purposes of this Agreement: (x) ”Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) ”Contingent Obligations” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

2.17.                                  Absence of Litigation. Except as set forth in Schedule 2.17, there is no action, suit, notice of violation, claim, proceeding, inquiry or, to the Company’s knowledge, any investigation before or by any court, public board, government agency or authority, arbitrator, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, any of their respective properties, the Common Stock or any outstanding stock of the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ officers or directors.

2.18.                                  Insurance. The properties of the Company and its Subsidiaries are insured, with financially sound and reputable insurance companies (not Affiliates of the Company), in such amounts, with such deductibles and covering such risks as is customarily carried in accordance with sound business practice by companies engaged in similar businesses and owning similar properties in the localities where the Company or such Subsidiaries operate. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost comparable to the current cost for such coverage.

2.19.                                  Employee Relations. Except as set forth on Schedule 2.19, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No employee of the Company or any of its Subsidiaries is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such employee does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. Except as set forth on Schedule 2.19, the Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries.

2.20.                                  Title. Except as set forth in Schedule 2.20, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

2.21.                                  Intellectual Property Rights. Except as set forth in Schedule 2.21, the Company and its Subsidiaries own or possess all rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”), free from burdensome restrictions, necessary to conduct their respective businesses as presently conducted and as presently contemplated to be conducted in the future. Except as set forth in Schedule 2.21, none of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned. Neither the Company nor any Subsidiary has any knowledge of any infringement by the Company or any of its Subsidiaries of the Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the best knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding Intellectual Property Rights. The Company is unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing infringements or claims, actions or proceedings. No third party possesses rights to the Intellectual Property Rights of the Company or any of its Subsidiaries which, if exercised, could enable such third party to develop products competitive to those of the Company or any of its Subsidiaries or could have an adverse effect on the ability of the Company or any of its Subsidiaries to conduct its business as presently conducted or as presently contemplated to be conducted. The Company and its Subsidiaries have taken all reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

2.22.                                  Environmental Laws. Each of the Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws, and there are no actions, suits, claims, notices of violation, hearings, investigations or proceedings pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its Subsidiaries, or with respect to the ownership, use, maintenance and operation of the Company’s and its Subsidiaries’ properties, relating to any Environmental Laws. The term “Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directives, requests, licenses, authorizations and permits of, and agreements with (including consent decrees), any governmental agencies or authorities, in each case relating to or imposing liability or standards of conduct concerning public health, safety and environmental protection matters.

2.23.                                       Subsidiary Rights. The Company and each of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

2.24.                                       Tax Status. Except set forth on Schedule 2.24, the Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and, to the Company’s knowledge, there is no basis for any such claim.

2.25.                                       Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company is not an “accelerated filer” as defined in Rule 12b-2 under the Exchange Act for its fiscal year ending December 31, 2005 and, accordingly, has not complied with Section 404 of the Sarbanes-Oxley Act of 2002. The Company maintains disclosure controls and procedures that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months immediately preceding the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

2.26.                                       Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

2.27.                                       Transfer Taxes. On the applicable Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to the Investors hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

2.28.                                       Disclosure. All reports, financial and other statements, certificates and other information and disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby and by the other Transaction Documents, including the Schedules to this Agreement or any other Transaction Document, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twenty four (24) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Except as set forth on Schedule 2.28, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been publicly announced or disclosed.

2.29.                                       ERISA. Schedule 2.29 contains a complete and accurate list of all Plans maintained or sponsored by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes. The Company and its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA with respect to each Plan, and have performed all their obligations under each Plan; and no ERISA Event has occurred or is reasonably expected to occur.

2.30.                                       No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could cause or result in any stabilization or manipulation of the price of the Common Stock.

2.31.                                       FDA and Related Matters.

2.31.1.      Schedule 2.31 sets forth a complete and accurate list, referencing relevant records and documents, for the last five (5) years, of (i) all regulatory or warning letters, notices of adverse findings and similar letters or notices issued to the Company or any Subsidiary by the Food and Drug Administration (the “FDA”) or any other governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of the medical devices developed, manufactured or sold by the Company or any Subsidiary (hereinafter for purposes of this Section 2.31, “Medical

Device Regulatory Agency”); (ii) all reports, filings or communications made by the Company or any of its Subsidiaries to or with a Medical Device Regulatory Agency regarding the medical devices developed, manufactured or sold by the Company or any Subsidiary (but excluding any reports, filings or communications in connection with applications seeking approval from any such Medical Device Regulatory Agency for the marketing and sale of such medical devices); (iii) all product recalls and safety alerts conducted by or issued to the Company or any Subsidiary and any requests from the FDA or any Medical Device Regulatory Agency requesting the Company or any Subsidiary to cease to investigate, test, manufacture, market or sell any product; (iv) any civil penalty actions begun by the FDA or any Medical Device Regulatory Agency against the Company or any Subsidiary and all consent decrees issued with respect to the Company or any Subsidiary; and (v) any other communications between the Company or any Subsidiary on the one hand and the FDA or any Medical Device Regulatory Agency on the other hand. The Company has delivered to the Investors copies of all documents referred to in Schedule 2.31.

2.31.2.      The Company and its Subsidiaries have obtained all consents, approvals, certifications, authorizations and permits of, and have made all filings with, or notifications to, all Medical Device Regulatory Agencies pursuant to applicable requirements of all federal laws, rules and regulations, and all corresponding state and foreign laws, rules and regulations applicable to the Company or any Subsidiary and relating to its business. The Company and its Subsidiaries are in compliance with all applicable federal laws, rules and regulations and all corresponding applicable state and foreign laws, rules and regulations relating to medical device manufacturers. The Company has no reason to believe that any of the consents, approvals, authorizations, registrations, certifications, permits, filings or notifications that it or any of its Subsidiaries has received or made to operate their respective businesses have been or are being questioned, challenged or revoked. There are no investigations or inquiries by the FDA or any Medical Device Regulatory Agency pending or threatened relating to the operation of the Company’s or the Company’s Subsidiaries’ businesses or the Company’s or any Subsidiary’s compliance with applicable laws, rules or regulations relating to medical device manufacturers.

2.32.                                  Ranking of Preferred Shares. No issued or outstanding equity securities of the Company or any Subsidiary will be senior to or pari passu with the Preferred Shares, when issued, as to dividend rights or upon the liquidation, winding up or dissolution of the Company.

2.33.                                  Bridge Loan. The Company has duly authorized, executed and delivered the Bridge Loan, dated as of the date hereof, and has performed, satisfied and complied in all material respects with the covenants, agreements and conditions contained therein to be performed, satisfied or complied with on and as of the date hereof. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor, and as to the incumbency, authority and signature(s) of the officer(s) of the Company authorized to execute and deliver the Bridge Loan.

2.34.                                       Chief Executive Officer. The Company has received and accepted a letter from William Dow, substantially in the form attached hereto as Exhibit K, in which letter Mr. Dow acknowledges and agrees to having been removed from his position as CEO of the Company and resigns as a member of the board of directors of the Company effective on and as of the date hereof. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor.

2.35.                                       Appointment of Acting CEO. The Company’s board of directors has appointed Laurence Birch as acting CEO and as a member of the board of directors of the Company effective on and as of the date hereof. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor.

2.36.                                       Appointment of Durus Board Member. The Company and its board of directors have taken any and all actions necessary under the Certificate of Incorporation and Bylaws to appoint to the board of directors a member designated by Durus as a Class III director. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor.

2.37.                                       Indemnification Agreements. The Company has, or prior to the Initial Closing will have, executed and delivered an indemnification agreement, substantially in the form attached hereto as Exhibit L (a “New Indemnification Agreement”), dated as of the date hereof, with each member of the Company’s board of directors, including the Durus designee to the board of directors as provided in Section 2.36. Simultaneously with the execution and delivery of this Agreement, the Company has delivered to the Investor a certificate, executed by the Secretary of the Company and dated as of the date hereof, certifying as to the adoption of resolutions of the Company’s board of directors consistent with the foregoing, which resolutions are in a form acceptable to the Investor, and as to the incumbency, authority and signature(s) of the officer(s) of the Company authorized to execute and deliver the New Indemnification Agreements.

2.38.                                       D&O Insurance. The Company has provided the Investor with evidence of and, as of the date hereof, has in full force and effect Directors and Officers liability insurance coverage for the benefit of each member of the Company’s board of directors, including the Durus designee to the board of directors as provided in Section 2.36, with such coverage, in such amount, of such duration and with such insurance carriers as is set forth in Schedule 2.39.

3.               INVESTORS’ REPRESENTATIONS AND WARRANTIES.

Each Investor represents and warrants to the Company that:

3.1.                                             Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.2.                                             Investment Purpose. The Investor is purchasing the Securities for its own account and not with a view to the distribution thereof, provided, however, that by making the representation herein, the Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

3.3.                                             Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

3.4.                                             Information. To the knowledge of the Investor, the Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Securities involves a high degree of risk.

3.5.                                             No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities.

3.6.                                             Restrictions on Transfer or Resale; Legends.

3.6.1.   Restrictions on Transfer or Resale  The Investor understands that, except as provided in the Investor Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) the resale of the Securities is registered pursuant to an effective registration statement under the Securities Act, (B) if requested by the Company, the Investor shall have delivered to the Company an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such Securities to be sold, assigned or transferred may be sold or transferred pursuant to an exemption from such registration, or (C) the Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended, (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Investor Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

3.6.2.  Legends. The Investor understands that the certificates or other instruments representing the Preferred Shares, the Warrants and the New Notes and, until such time as the resale of the Conversion Shares, the Warrants and the Warrant Shares have been registered under the Securities Act as contemplated by the Investor Rights Agreement, the certificates representing the Conversion Shares, the Warrants and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

3.7.                                        Authorization; Enforcement. This Agreement, and the other Transaction Documents to which the Investor is a party, have been duly and validly authorized, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.8.                                        No Conflicts; No Violation. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party, and the consummation by the Investor of the transactions contemplated hereby and thereby, will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except for, in the case of clauses (ii) and (iii) above, such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.9.                                        Residency. The Investor is a resident of that jurisdiction specified below its address on the Schedule of Investors.

4.          COVENANTS OF THE PARTIES.

4.1.                                             Best Efforts. Each party shall use its reasonable best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

4.2.                                             Reporting Status. Until the date on which the Investors shall no longer hold any Securities (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use its best efforts to maintain its eligibility to register the Conversion Shares and the Warrant Shares for resale by the Investors on Form S-3.

4.3.                                             Use of Proceeds. The Company will use the proceeds from the sale of the Securities exclusively to fund business operating plans approved by the Company’s board of directors, including the approval of the members of the Company’s board of directors designated by the Investors.

4.4.                                             Financial Information. Unless filed with the SEC through the EDGAR System and available to the public through the EDGAR system, the Company agrees to send the following to the Investors during the Reporting Period (i) within one Business Day after the filing thereof with the SEC, a copy of its annual reports and Quarterly Reports on Form 10-K and 10-Q, any regularly prepared interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period, any current reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) within one (1) Business Day after release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used in this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

4.5.                                             Listing. The Company will use its best efforts, so long as the Investors own any of the Securities, to obtain and maintain the listing and trading of the Common Stock (including the Conversion Shares and the Warrant Shares) on the NASDAQ Capital Market or, in lieu thereof, the NASDAQ National Market, and the Company will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the NASDAQ Capital Market or the NASDAQ National Market, as the case may be, and other exchanges or quotation systems, as applicable. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the NASDAQ Capital Market.

4.6.                                             Placement Agent, Advisory and Broker Fees and Expenses. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Investors) relating to or arising out of the transactions contemplated hereby or the other Transaction Documents. The Company shall pay, and hold the Investors harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.

4.7.                                        Validity and Reservation of Shares.

4.7.1.  Validity of Shares. The Company shall take all actions necessary to ensure that, upon issuance or conversion in accordance with the Certificate of Designation or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

4.7.2.  Reservation of Shares. The Company shall at all times have reserved from its duly authorized capital stock for the purpose of issuance not less than the sum of (i) 120% of the maximum number of Conversion Shares issuable upon conversion of the Preferred Shares (without taking into account any limitations on the conversion of the Preferred Shares that may be set forth in the Certificate of Designation) and (ii) 120% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants), based upon the conversion price of the Preferred Shares and the exercise price of the Warrants in effect from time to time. The Company shall not reduce the number of shares of Common Stock reserved for issuance as provided above without the consent of the Investors. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares required in the first sentence of this Section 4.7.2, then the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares of Common Stock, including without limitation calling a special meeting of shareholders to authorize additional shares of Common Stock to meet the Company’s obligations under this Section 4.7.2, and using its best efforts to obtain shareholder approval of such increase in shares. Within thirty (30) days after the Initial Closing, the Company shall call a special meeting of shareholders to authorize additional shares of Common Stock to meet the Company’s obligations under this Section 4.7.2 with respect to the Preferred Shares and Warrants that may be issued at the Subsequent Closings, and use its best efforts to obtain shareholder approval of such increase in shares within ninety (90) days after the Initial Closing.

4.8.                                        Conduct of Business and Compliance with Law. Neither the Company nor any of its Subsidiaries shall violate any term of or be in default under the Certificate of Incorporation, the Certificate of Designation, any other certificate of designation, the preferences or rights of any other outstanding series of preferred stock of the Company, the Bylaws or any Subsidiaries’ organizational charter or articles of incorporation or bylaws (or equivalent organizational documents). The business of the Company and its Subsidiaries shall not be conducted in violation of any applicable judgment, decree, order, statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries.

4.9.                                        Filings and Consents. The Company and the Investors will cooperate with each other with respect to obtaining, as promptly as practicable, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all filings with, any third parties, including, without limitation, governmental and regulatory authorities and the NASDAQ Capital Market, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, requesting an exemption from NASDAQ on behalf of the Company from any applicable NASDAQ Marketplace rules or other requirements regarding the need for a vote of the Company’s shareholders in order to consummate the transactions contemplated in this Agreement and the other Transaction Documents. The Company shall pay any requisite fees arising from actions taken in furtherance of this Section 4.9.

4.10.                                  Removal of Legends. Unless otherwise required by applicable state securities laws, if (i) Securities have been sold under an effective registration statement filed under the Securities Act, (ii) a holder of Securities, if requested by the Company, provides the Company with an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that Securities to be sold, assigned or transferred may be sold or transferred pursuant to an exemption from registration under the Securities Act or (iii) Securities can be sold without restriction under Rule 144, then the Company shall direct the transfer agent for the Securities in question to issue one or more certificates for such Securities, free from any restrictive legend, in such name and in such denominations as specified by the Securities holder.

4.11.                                  No Integration. None of the Company, its Subsidiaries, any of their Affiliates, nor any Person acting on their behalf will make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the offering of the Securities hereunder to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

4.12.                                  Other Changes. Except as agreed to by the Investor, beginning the date hereof until the Initial Closing Date, the Company shall not, and shall not suffer or permit any of its Subsidiaries to (i) make any expenditures in respect of (A) any lease or any sale and leaseback (real or personal property) other than rental payments under real property and personal property leases set forth in Schedule 2.16, (B) any purchase or other acquisition of any fixed or capital assets or any other assets other than expenditures in the ordinary course of business consistent with past practices not in excess of $50,000 individually and $50,000 in the aggregate, or (C) any other expenditures except in the ordinary course of business consistent with past practices, (ii) enter into any new contract, agreement, indenture, license or instrument or enter into any other transaction except on commercially reasonable terms and in the ordinary course of business consistent with past practices, (iii) establish any new Plan or change any Plan except as required by law, (iv) increase the compensation of any existing employee, officer, director or consultant, or pay or award any bonus, incentive compensation, service award or other like benefit to any employee, officer, director or consultant, or make any severance or termination payments, or enter into or amend any severance agreement with, any employee, officer or director, or enter into any new employment, consulting, non-competition, retirement, parachute or indemnification agreement with any officer, director, employee or agent, or modify any such existing agreement; or (v) take any action that, if taken prior to the date of this Agreement, would have be disclosed on a disclosure schedule to any of the Company’s representations and warranties contained herein.

4.13.                                  Shareholder Approval. In order to comply with the Marketplace Rules of the NASDAQ Capital Market with respect to the issuance of the Conversion Shares and the Warrant Shares, the Company shall promptly notice and hold an annual or special meeting of its shareholders (which meeting shall take place no later than June 30, 2006) in accordance with all applicable laws and rules and regulations of the SEC and the NASDAQ Capital Market and the Company’s Certificate of Incorporation and Bylaws, at which meeting the Company shall seek shareholder approval of resolutions providing for the Company’s issuance of the maximum number of Conversion Shares and Warrant

Shares issuable upon the conversion and exercise of the maximum number of Preferred Shares and Warrants issuable under this Agreement and the other Transaction Documents (assuming that such Preferred Shares are converted, and such Warrants are exercised, at their initial conversion price and initial exercise price, respectively).

4.14.                                  Rights Agreement. Beginning on and as of the date hereof, the Company shall take any and all actions necessary or advisable to effectuate, as promptly as practicable after the date hereof, the redemption of the outstanding Rights under the Rights Agreement as provided in Section 2.8.2 and as contemplated by Section 23 of the Rights Agreement. Without limiting the generality of the foregoing, the Company shall cause the Rights Agent to take all actions necessary or advisable in connection with the foregoing. The Company shall keep Durus informed of its actions with respect to the foregoing, and shall take all steps in connection therewith reasonably requested by Durus. All actions in connection with the Rights Agreement shall be subject to the prior consent of the Durus, such consent not to be unreasonably withheld.

4.15.                                  Further Assurances. The Company shall undertake such actions and execute and deliver such additional instruments and documents as may be reasonably requested by the Investors, before or after any Closing, in order to consummate the transactions contemplated by, and to confirm and carry out and to effectuate fully the intent and purposes of, this Agreement and the other Transaction Documents.

5.               CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Units of Preferred Shares and Warrants to an Investor at the Initial Closing and a Subsequent Closing, as the case may be, is subject to the satisfaction by the Investor, on or before the Initial Closing Date, and by the Investor on or before the Subsequent Closing Date, as the case may be, of each of the following conditions (any of which may be waived by the Company in whole or in part):

5.1.                                        The Investor shall have executed and delivered this Agreement, the Loan Agreement, the Investor Rights Agreement and any other of the Transaction Documents required to be executed and delivered by the Investor at the applicable Closing.

5.2.                                        The Investor shall have delivered at the Closing the purchase price for the Preferred Shares and the Warrants being purchased at such Closing, in the amount and manner provided for by this Agreement.

5.3.                                        The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date or the Subsequent Closing Date, as the case may be, as though made at that time, and the Investor shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions required by this Agreement and any of the other Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Initial Closing Date or the Subsequent Closing Date, as the case may be.

5.4.                                   No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental or regulatory authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which prohibits the consummation by the Investor and the Company of the purchase and sale of the Units to be acquired by such Investor at the applicable Closing.

6.                    CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE.

6.1.                                   Initial Closing. The obligation of an Investor hereunder to purchase the Units of Series B-1 Preferred Shares and Warrants at the Initial Closing is subject to the satisfaction, on or before the Initial Closing Date, of each of the following conditions (any of which may be waived by the Investor in whole or in part):

6.1.1.                               Execution and Delivery of Documents and Issuance of Securities. The Company shall have duly executed and delivered this Agreement, the Loan Agreement, the Investor Rights Agreement, the Warrant Agreement, the Certificate of Designation and any other of the Transaction Documents required to be executed and delivered by the Company at the Initial Closing. The Company shall have also delivered to the Investor duly executed certificates, against payment therefor, representing the Series B-1 Preferred Shares and the Warrants.

6.1.2.                               Due Diligence and Other Documents. The Investor shall have completed its due diligence review of the Company to its satisfaction, as determined by the Investor in its sole discretion. The Investor shall have received such other approval, opinions, documents or materials as the Investor may reasonably request.

6.1.3.                               Representations and Warranties; Performance of Obligations. The representations and warranties of the Company (before and after giving effect to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents) shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time, and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the this Agreement, the Loan Agreement, the Investor Rights Agreement, the Warrant Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

6.1.4.                               No Restraints; Approvals.

6.1.4.1.            No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental or regulatory authority of competent jurisdiction, or any self regulatory organization having authority over the matters contemplated hereby, which would prohibit the consummation of any of, or materially adversely affect, the transactions contemplated by this Agreement or the other Transaction Documents. No action, suit or proceeding shall have been instituted and remain pending, or have been threatened, before a court or other governmental or regulatory body of competent jurisdiction to restrain, prohibit or otherwise challenge any of the transactions contemplated by this Agreement or the other Transaction Documents (or seeking damages from the Investor, any of its Affiliates or the Company as a result thereof).

6.1.4.2.            Except as contemplated by Section 4.13, the Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company shall have obtained an exemption or other form of relief or clarification (in form and substance acceptable to the Investor) from NASDAQ to the effect that any of the NASDAQ’s rules regarding the need for a vote of the Company’s shareholders are inapplicable to the transactions contemplated in this Agreement and the other Transaction Documents.

6.1.4.3.            The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Initial Closing Date, certifying that all (i) authorizations, consents or approvals of, notices to or filings with any governmental or regulatory authority and (ii) approvals and consents of any other Person, required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, shall have been obtained or made and that all applicable waiting periods have expired without notice of any action which seeks to restrain, enjoin or otherwise prohibit or materially delay the transactions contemplated by this Agreement and the other Transaction Documents and as to such other matters as may be reasonably requested by the Investor.

6.1.5.                               Opinion of Company Counsel. The Investor shall have received the opinion of the Company’s outside counsel, dated as of the Initial Closing Date, in substantially the form of Exhibit M attached hereto.

6.1.6.                               Organizational Documents; Good Standing. The Company shall have delivered to the Investor (i) a certificate evidencing the formation and good standing of the Company and each of its material Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within five (5) days of the Initial Closing Date, (ii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within five (5) days of the Initial Closing Date, (iii) a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within five (5) days of the Initial Closing Date and (iv) a certified copy of the Certificate of Designation as certified by the Secretary of State of the State of Delaware within five (5) days of the Initial Closing Date.

6.1.7.                               Resolutions; Incumbency. The Company shall have delivered to the Investor (i) a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to (A) the resolutions adopted unanimously by the Company’s board of directors with respect to the transactions contemplated by this Agreement and the other Transaction Documents, in a form acceptable to the Investor, (B) the Certificate of Incorporation, (C) the Bylaws, each as in effect at the Initial Closing, and (D) the incumbency, authority and signatures of each officer of the Company authorized to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered at the Initial Closing and act with respect thereto and (ii) a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Initial Closing Date.

6.1.8.                               Continued Listing. The Common Stock shall be listed on the NASDAQ Capital Market and shall not have been suspended, as of the Initial Closing Date, by the SEC or the NASDAQ Capital Market from trading on the NASDAQ Capital Market nor shall proceedings regarding such suspension by the SEC or the NASDAQ Capital Market have been threatened, as of the Initial Closing Date, either by the SEC or the NASDAQ Capital Market nor shall the Company be out of compliance with any of the minimum maintenance requirements of the NASDAQ Capital Market.

6.1.9.                               Board and Employee Matters.

6.1.9.1.            The Company’s Bylaws shall provide that its Board of Directors shall consist of seven (7) members as of the Initial Closing Date and the Investor shall have designated at least four (4) of the Company’s seven (7) board members, and such designees, on and as of the Initial Closing Date, shall have been appointed to the Company’s board of directors in accordance with the Certificate of Incorporation and Bylaws such that one (1) designee is a Class I director, one (1) designee is a Class II director and two (2) designees are Class III directors, and any necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all filings with, any third parties in connection with the appointment of such designees to the Company’s board of directors shall have been received or made, as the case may be, including, without limitation, the provision of any information to the Company’s shareholders in accordance with Rule 14f-1 of the Exchange Act regarding the right of the Investor to designate a majority of the members of the Company’s board of directors.

6.1.9.2.            The Company shall have executed and delivered a New Indemnification Agreement for each of the Investor’s designees to the Company’s board of directors.

6.1.9.3.            The Company shall have provided the Investor with evidence of Directors and Officers liability insurance coverage for the benefit of the Investor’s designees to the Company’s board of directors, with coverage of the type, amount, duration and with such insurance carriers acceptable to the Investor.

6.1.9.4.            The Company shall have duly authorized, executed and delivered agreements, in substantially the form attached hereto as Exhibit N, with members of the Company’s existing board of directors to be designated by the Investor, pursuant to which agreements such designated members of the board shall have resigned from the board of directors of the Company on and as of the Initial Closing Date in order to create four vacancies therein that will have then been filled by appointment of the Investor’s designees as provided in this Agreement.

6.1.9.5.            Any disclosures to be made by the Company in connection with changes in the management and members of the board of directors of the Company shall be satisfactory to the Investor in its sole discretion.

6.1.9.6.       The Company shall have entered into a consulting agreement with William Dow substantially in the form attached hereto as Exhibit O, pursuant to which agreement Mr. Dow shall have resigned as an employee of the Company on and as of the Initial Closing Date and agreed to provide certain consulting services to the Company in exchange for certain consideration as provided therein.

6.1.10.                         Rights Agreement. The Company shall have effectuated and consummated the redemption of the outstanding Rights under the Rights Agreement, as provided in Sections 2.8.2 and 4.14, in accordance with Section 23 of the Rights Agreement.

6.1.11.                         Mutual Release. The Company shall have duly authorized, executed and delivered a Mutual Release among the Company, Durus and Artal, substantially in the form attached hereto as Exhibit P and effective on and as of the Initial Closing Date.

6.1.12.                         Other Matters.

6.1.12.1.        The Company shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement and the other Transaction Documents as the Investor or its counsel may reasonably request.

6.1.12.2.        No event or events shall have occurred since the date hereof that, taken individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.1.12.3.        The Company shall have paid, via wire transfer of immediately available funds or other acceptable payment mechanism, the fees and expenses incurred by the Investor as provided in Section 10.3.

6.1.12.4.        The Company shall have entered into an amendment to its Research, Development, and License Agreement with DEKA Research and Development Corporation, in form and substance mutually agreed to by the Company and the Investor.

6.2.                                   Subsequent Closings. In connection with any Subsequent Closing, an Investor electing to purchase additional Units of Preferred Shares and Warrants at a Subsequent Closing shall be entitled to receive evidence of the satisfaction, on or before the Subsequent Closing Date, of each of the following conditions (any of which may be waived by the Investor in whole or in part):

6.2.1.                               Issuance of Securities. The Company shall have delivered to the Investor duly executed certificates, against payment therefor, representing the Preferred Shares and the Warrants.

6.2.2.                               Representations and Warranties; Performance of Obligations. The representations and warranties of the Company (before and after giving effect to the consummation of the transactions contemplated by the Transaction Documents) shall be true and correct in all material respects as of the date when made and as of the Subsequent Closing Date as though made at that time (except to the extent, and only to the extent, that the Company’s representations and warranties may change as a result of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents on the Initial Closing Date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement and the other Transaction Documents to be performed, satisfied or complied with by the Company. The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Subsequent Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor(s).

6.2.3.                               No Restraints.

6.2.3.1.         No statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental or regulatory authority of competent jurisdiction, or any self regulatory organization having authority over the matters contemplated hereby, which would prohibit the consummation of any of, or materially adversely affect, the transactions contemplated by this Agreement or the other Transaction Documents. No action, suit or proceeding shall have been instituted and remain pending, or have been threatened, before a court or other governmental or regulatory body of competent jurisdiction to restrain, prohibit or otherwise challenge any of the transactions contemplated by this Agreement or the other Transaction Documents (or seeking damages from the Investor, any of its Affiliates or the Company as a result thereof).

6.2.3.2.         Except as contemplated by Section 4.13, the Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the Company shall have obtained an exemption or other form of relief or clarification (in form and substance acceptable to the Investor) from NASDAQ to the effect that any of the NASDAQ’s rules regarding the need for a vote of the Company’s shareholders are inapplicable to the transactions contemplated in this Agreement and the other Transaction Documents.

6.2.3.3.         The Investor shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Subsequent Closing Date, certifying that all (i) authorizations, consents or approvals of, notices to or filings with any governmental or regulatory authority and (ii) approvals and consents of any other Person, required in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, shall have been obtained or made and that all applicable waiting periods have expired without notice of any action which seeks to restrain, enjoin or otherwise prohibit or materially delay the transactions contemplated by this Agreement and the other Transaction Documents and as to such other matters as may be reasonably requested by the Investors.

6.2.4.                               Opinion of Company Counsel. The Investor shall have received the opinion of the Company’s outside counsel, dated as of the Subsequent Closing Date, in substantially the form of Exhibit Q attached hereto.

6.2.5.                               Organizational Documents; Good Standing. The Company shall have delivered to the Investor (i) a certificate evidencing the formation and good standing of the Company and each of its material Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within five (5) days of the Subsequent Closing Date, (ii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within five (5) days of the Subsequent Closing Date and (iii) a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within five (5) days of the Subsequent Closing Date.

6.2.6.                               Resolutions; Incumbency. The Company shall have delivered to the Investor (i) a certificate, executed by the Secretary of the Company and dated as of the Subsequent Closing Date, as to (A) the resolutions adopted by the Company’s board of directors with respect to the transactions contemplated by this Agreement and the other Transaction Documents, in a form acceptable to the Investor, (B) the Certificate of Incorporation, (C) the Bylaws, each as in effect at the Subsequent Closing, and (D) the incumbency, authority and signatures of each officer of the Company authorized to execute and deliver this Agreement and the other Transaction Documents to be executed and delivered at the Subsequent Closing and act with respect thereto and (ii) a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days of the Subsequent Closing Date.

6.2.7.                               Continued Listing. The Common Stock shall be listed on the NASDAQ Capital Market and shall not have been suspended, as of the Subsequent Closing Date, by the SEC or the NASDAQ Capital Market from trading on the NASDAQ Capital Market nor shall proceedings regarding such suspension by the SEC or the NASDAQ Capital Market have been threatened, as of the Subsequent Closing Date, either by the SEC or the NASDAQ Capital Market or by falling below the minimum maintenance requirements of the NASDAQ Capital Market.

6.2.8.                               Other Matters.

6.2.8.1.         The Company shall have delivered to the Investor(s) such other documents relating to the transactions contemplated by this Agreement and the other Transaction Documents as the Investor or its counsel may reasonably request.

6.2.8.2.         No event or events shall have occurred since the date hereof that, taken individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

6.2.8.3.         The Company shall have paid, via wire transfer of immediately available funds or other acceptable payment mechanism, the fees and expenses incurred by the Investor(s) as provided in Section 10.3.

7.                    INDEMNIFICATION

In consideration of an Investor’s execution and delivery of this Agreement and the other Transaction Documents and the acquisition of the Securities, and in addition to all of the Company’s other obligations under this Agreement, the Loan Agreements, the Investor Rights Agreement, the Preferred Shares, the Warrants, the New Notes and the other Transaction Documents, the Company hereby acknowledges and agrees that it shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities and each and all of their respective shareholders, partners, members, officers, directors, employees, managers and direct and indirect investors and any of the foregoing Persons’

agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement and the other Transaction Documents) (collectively the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages and expenses as incurred in connection therewith (regardless of whether any such Indemnitee is a party to the action for which indemnification is sought), and including reasonable attorney’s fees and disbursements (the “Indemnified Liabilities”), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation by the Company or any breach of any representation or warranty made by the Company herein or in any other Transaction Document or in any certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained herein or in any other Transaction Document or in any certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or breach by the Company, or the enforcement by the Investor, of this Agreement or any other Transaction Document or any certificate, instrument or document contemplated hereby or thereby or (ii) the status of such Indemnitee as an investor in the Company. To the extent that the foregoing indemnification obligations on the part of the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

The indemnification obligations on the part of the Company contained in this Section 7 do not apply to amounts paid in settlement of Indemnified Liabilities if such settlement is made without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may participate in, and assume and control, the defense of any claim with counsel mutually satisfactory to the Company and the Indemnitee. If, in the reasonable opinion of counsel mutually satisfactory to the Company and the Indemnitee, the representation by such counsel of the Company and the Indemnitee is inappropriate due to actual or potential conflicts of interests between the Indemnitee and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action including the Indemnitee, and any such Indemnitee reasonably determines that there may be legal defenses available to such Indemnitee that are different from or in addition to those available to the Company, then the Indemnitee is entitled to assume such defense and may retain its own counsel, with fees and expenses to be paid by the Company.

8.                    DEFINITIONS

“Affiliate” has the meaning set forth in Section 2.6.

“Agreement” means this Securities Purchase Agreement dated as of March 31, 2006 entered into by and between the Company and the Investor.

“Artal” has the meaning set forth in Recital E.

“Bridge Loan” has the meaning set forth in Recital D.

“Business Day” has the meaning set forth in Section 4.4.

“Bylaws” has the meanings set forth in Section 2.15.

“Certificate of Designation” has the meaning set forth in Recital A.

“Certificate of Incorporation” has the meaning set forth in Section 2.15.

“Closing” has the meaning set forth in Section 1.4.

“Common Stock” means the Company’s common stock, par value $0.01 per share

“Company” means Aksys, Ltd.

“Conversion Shares” has the meaning set forth in Recital A.

“Environmental Laws” has the meaning set forth in Section 2.22.

“ERISA” means the Employee Retirement Income Security Act of 1974, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

“ERISA Affiliate” means each business or entity which is, or within the last six years was, a member of a “controlled group of corporations”, under “common control” or an “affiliated service group” with the Company within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code, required to be aggregated with the Company under Section 414(o) of the Internal Revenue Code, or is, or within the last six years was, under “common control” with the Company, within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (i) a reportable event as defined in Section 4043 of ERISA with respect to a Pension Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following 30 days; (iii) a withdrawal by the Company or any ERISA Affiliate thereof from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (iv) the withdrawal of the Company or any ERISA Affiliate thereof in a complete or partial withdrawal (within the meaning of Section 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Company or any ERISA Affiliate thereof of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA;  (v) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (vi) the imposition of liability on the Company or any ERISA Affiliate thereof pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the failure by the Company or any ERISA Affiliate thereof to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (viii) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (ix) the imposition of any liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, or any ERISA Affiliate thereof; (x) an application for a funding waiver under Section 303 of ERISA or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Pension Plan; (xi) the occurrence of a non-exempt prohibited transaction under Sections 406 or 407 of ERISA for which the Company or any Subsidiary thereof may be directly or indirectly liable; (xii) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary or disqualified person for which the Company or any ERISA Affiliate thereof may be directly or indirectly liable; (xii) the occurrence of an act or omission which could give rise to the imposition on the Company or any ERISA Affiliate thereof of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 409, 502(c), (i) or (1) or 4071 of ERISA; (xiii) the assertion of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against the Company, or any Subsidiary thereof in connection with any such plan; (xiv) receipt from the IRS of notice of the failure of any Qualified Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Qualified Plan to fail to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xv) the imposition of any lien on any of the rights, properties or assets of the Company or any ERISA Affiliate thereof, in either case pursuant to Title I or IV of ERISA or to Section 401(a)(29) or 412 of the Internal Revenue Code; or (xvi) the establishment or amendment by the Company or any Subsidiary thereof of any “welfare plan”, as such term is defined in Section 3(1) of ERISA, that provides post-employment welfare benefits in a manner that would increase the liability of the Company.

“Exercise Price” has the meaning set forth in the Warrant Agreement.

“Indebtedness” has the meaning set forth in Section 2.16.

“Initial Closing” has the meaning set forth in Section 1.4.1.

“Initial Closing Date” has the meaning set forth in Section 1.4.1.

“Insolvent” has the meaning set forth in 2.10.

“Investor” and the “Investors” have the meaning set forth in the first paragraph of this Agreement.

“Investor Rights Agreement” has the meaning set forth in Recital D.

“Loan Agreement” has the meaning set forth in Recital D.

“Loan Agreements” has the meaning set forth in Recital D.

“Material Adverse Effect” has the meaning set forth in Section 2.1.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) to which the Company or any ERISA Affiliate thereof makes, is making, or is obligated or has ever been obligated to make, contributions.

“New Notes” has the meaning set forth in Recital D.

“Notice of Additional Investment” has the meaning set forth in Section 1.3.2.

“Outstanding Notes” has the meaning set forth in Recital E.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Company or any ERISA Affiliate thereof or to which the Company, or any ERISA Affiliate thereof has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or any other entity of whatever nature or any governmental agency or authority.

“Plan” means (i) an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan which is or was at any time maintained or sponsored by the Company or any Subsidiary thereof or to which the Company or any Subsidiary thereof has ever made, or was obligated to make, contributions, (ii) a Pension Plan, or (iii) a Qualified Plan.

“Preferred Shares” has the meaning set forth in Recital A.

“Qualified Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Company or any ERISA Affiliate thereof or to which the Company or any ERISA Affiliate thereof has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

“Redemption Price” has the meaning set forth in the Rights Agreement.

“Rights Agreement” has the meaning set forth in Section 2.8.2.

“Schedule of Investors” has the meaning set forth in the first paragraph of this Agreement.

“SEC” has the meaning set forth in Section 2.9.

“SEC Documents” has the meaning set forth in Section 2.9.

“Securities” has the meaning set forth in Recital F.

“Securities Act” has the meaning set forth in Section 2.3.

“Subsequent Closing” has the meaning set forth in Section 1.4.2.

“Subsequent Closing Date” has the meaning set forth in 1.4.2.

“Subsidiary” has the meaning set forth in Section 2.1.

“Transaction Documents” has the meaning set forth in Section 2.2.

“Units” has the meaning set forth in Recital B.

“Warrant Agent” has the meaning given to such term set forth in the Warrant Agreement.

“Warrants” has the meaning set forth in Recital B.

“Warrant Agreement” has the meaning set forth in Recital B.

“Warrant Shares” has the meaning set forth in Recital B.

9.                   TERMINATION. In the event that the Initial Closing shall not have occurred on or before the date that is sixty (60) days following the date hereof due to the Company’s failure to satisfy the conditions set forth in Sections 6 (and Durus does not waive such unsatisfied condition(s)), Durus may, in its sole discretion, terminate this Agreement at any time after such date without any liability whatsoever to the Company; provided, however, if this Agreement is terminated pursuant to this Section 9, the Company shall remain obligated to the Investors under Section 10.3.

10.            MISCELLANEOUS

10.1.                                           Press Releases and Announcements. All press releases and announcements concerning the transactions contemplated by this Agreement and the other Transaction Documents shall be mutually agreed to by the Company and the Investors, except for any such disclosure required by law which, in the case of such disclosure by the

Company, shall, to the extent practicable under the circumstances, be first discussed with the Investors and, in the case of such disclosure by the Investors, shall, to the extent practicable under the circumstances, be first discussed with the Company.

10.2.                                           Interpretation.

10.2.1.                           The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

10.2.2.                           Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement and the other Transaction Documents and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement and the other Transaction Documents.

10.3.                                           Fees and Expenses. The Company shall reimburse the Investor(s) for reasonable attorney’s fees and related costs and expenses incurred in connection with the transactions contemplated by this Agreement and the other Transaction Documents and due diligence in connection therewith, including fees and related costs and expenses incurred in connection with any Additional Investment by the Investor(s) as contemplated by Section 1.3, which amount(s) shall be paid to the Investors or its counsel whether or not the transactions contemplated by this Agreement and the other Transaction Documents are consummated, including, without limitation, in the event this Agreement is terminated as contemplated in Section 9. Except as expressly set forth above, each party hereto shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Company shall pay all stamp and other taxes, if any, which may be payable in respect of the issuance, sale and delivery to the Investor(s) or any designees of the Preferred Shares, the Warrants, the New Notes, the Conversion Shares or the Warrant Shares, and shall save the Investor harmless against any loss or liability resulting from nonpayment or delay in the payment of any such taxes.

10.4.                                                Governing Law; Jurisdiction and Venue; Waiver of Jury Trial.

10.4.1.                           This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

10.4.2.                           For purposes of any suit, action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement, each party hereto hereby expressly and irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the United States District Court for the Southern District of New York for the purposes of any such suit, action or legal proceeding, including to enforce any settlement, order or award; and agrees that such state and federal courts shall be deemed to be a convenient forum; and waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such court any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

10.4.3.                           Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the courts of the State of New York sitting in the borough of Manhattan and the United States District Court for the Southern District of New York and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

10.4.4.                           Each party hereto hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation arising out of, under or in connection with this Agreement, this waiver being a material inducement for each such party to enter into this Agreement.

10.5.                                           Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of demonstration actual damages and without having to post a bond or other form of security as a condition to such relief, this being in addition to any other remedy to which they may be entitled by law or equity.

10.6.                                           Survival. Unless this Agreement is terminated under Section 9, the representations and warranties of the parties hereunder shall survive each Closing.

10.7.                                           Third Party Beneficiaries. Except as set forth in Section 7 of this Agreement, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors (including subsequent Securities holders) and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person or entity.

10.8.                                           Entire Agreement. This Agreement, the other Transaction Documents and the other documents contemplated hereby and thereby (including all schedules and exhibits thereto) constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

10.9.                                           Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

10.10.                                     Amendment and Waiver. This Agreement may be amended or modified only upon the mutual written consent of the Company and the Investors. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

10.11.                                     Relationship of the Parties. For all purposes of this Agreement and the other Transaction Documents, each of the parties hereto and their respective Affiliates shall be deemed to be independent entities and, anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, nothing herein shall be deemed to constitute the parties hereto or any of their respective Affiliates as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement or any other Transaction Documents make any party hereto an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. None of the parties hereto is authorized to make any statements or representations on behalf of any other party or in any way to obligate any other party, except as expressly authorized in writing by the other parties. Except as expressly provided in this Agreement or any other Transaction Documents, no party hereto or thereto shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

10.12.                                     Notices.

All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to the Investors:	Durus Life Sciences Master Fund Ltd.
c/o International Fund Services (Ireland) Ltd.
3rd Floor, Bishops Square
Redmonds Hill
Dublin 2, Ireland
Attention: Susan Byrne
Tel: (011) 35-31-707-5113
Fax: (011) 35-31-707-5013
with a copy to:	Gavin Grover, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, California 94105
Tel: 415-268-7000
Fax: 415-269-7522
and a copy to:	Paul N. Roth, Esq.
Schulte, Roth & Zabel
919 Third Avenue
New York, New York 10022
Tel: 212-756-2000
Fax: 212-593-5955

if to the Company:	Aksys, Ltd.
Two Marriott Drive
Lincolnshire, Illinois 60069
Tel: 847-229-2020
Fax: 847-229-2080

with a copy to:	Keith S. Crow P.C.
Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, Illinois 60601
Tel: 312-861-2000
Fax: 312-861-2200

10.13.                                     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.14.                                          Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

AKSYS, LTD.

By:	/s/ Laurence P. Birch
Name: Laurence P. Birch
Title: CEO

INVESTOR:

DURUS LIFE SCIENCES MASTER FUND LTD.

By:	/s/ Leslie Lake
Name: Leslie Lake
Title: Director

[Signature page to Securities Purchase Agreement]

Exhibit A

SCHEDULE OF INVESTORS

Investor	Investor’s Address and Facsimile Number	Securities Purchased

Durus Life Sciences Master Fund Ltd.	c/o International Fund Services (Ireland) Ltd. 3rd Floor, Bishops Square Redmonds Hill Dublin 2, Ireland Attention: Susan Byrne Tel: (011) 35-31-707-5113 Fax: (011) 35-31-707-5013	5000 Units, with each Unit consisting of the following: One (1) share of Series B-1 Preferred Stock and Warrants to purchase 1,000 Warrant Shares